Exhibit 10.64*

*  Confidential treatment has been granted or requested with respect to portions of this exhibit, and such confidential portions have been deleted and separately filed with the Securities and Exchange Commission.

Semiconductor Services Attachment No. 4
To Custom Sales Agreement No. 3637

This Attachment is incorporated into Custom Sales Agreement No. 3637 as Attachment No. 4 (“Attachment”).    The term of this Attachment commences on the date identified below by the second party to sign this Attachment; however, if Customer fails to identify a date of signing, the term of this Attachment commences on the date of signing identified by IBM (the “Effective Date”) and will remain in effect until IBM provides the deliverables and Services in accordance with this Attachment, unless earlier terminated or extended in accordance with this Attachment or the Agreement. This Attachment is governed by the terms and conditions of the Agreement.

Definitions:

“Customer Tools” means those tools provided by Customer and identified in Table 2.1 of Part A of Attachment 1.  All Customer Tools remain the property of Customer and will be insured by Customer against risk of loss.
“Decontamination” means the standard industry definition of this term.
“Disconnect” means the standard industry definition of this term and also includes crating and packaging of Customer’s tools and Peripheral Equipment.
“E0” means the date when the Customer-provided deposition tool is ready for process, estimated to be T0 + 100 days.
“F-RAM Technology” means Customer’s Ferroelectric Random Access Memory that will be transferred, developed and used in conjunction with IBM’s base     ***      technology.
“IBM Deliverables” IBM Deliverables means any part, specification, design, design data, document, report, data, design software or the like, which is owned or licensed from a third party by IBM and which IBM delivers to Customer under this Attachment.
“L1” means “Level 1 process qualification” as such term is defined in Section 3.1 of the JEDEC/Fabless Semiconductor Association Foundry Process Qualification Guidelines (document JP001.01).
“Peripheral Equipment” means all of the Customer-provided equipment required for IBM to perform the Services described in this Attachment.
“T0” means the date that IBM accepts Customer’s initial purchase order to perform the Services as described in this Attachment.
“Tool Qualification Plan” means the plan jointly defined by the parties for the qualification of Customer Tools installed at IBM’s Essex Junction facility.
“Transport” means the standard industry definition of this term.

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Confidential Information (indicated by  ***  ) has been omitted and filed separately with the Securities and Exchange Commission.

1.0   SCOPE OF WORK

1.1  IBM will perform the Services and provide the IBM Deliverables identified in Part A of this Attachment.

1.2  Customer will provide IBM with the Customer’s Items and cooperate with IBM to enable IBM to perform Services in accordance with the Agreement.

2.0   EQUIPMENT AND DATA

Customer will provide IBM with sufficient, free, and safe access to the Customer facilities, computers, equipment, data, and materials as are reasonably required by IBM to perform the Services hereunder.

3.0   SUBCONTRACTORS

IBM may subcontract Services to be performed hereunder.  Notwithstanding this Section, IBM's use of subcontractors will not relieve IBM of the responsibility for the subcontractor's performance, and IBM's obligations and responsibilities assumed under the Agreement will be made equally applicable to subcontractors.

4.0   TRAVEL EXPENSES

Travel expenses for IBM, if applicable, are identified in Part A of this Attachment.

5.0   CHANGE CONTROL

5.1  Either party may, by written notice to the other, request changes to the specifications or work scope for the Services described in this Attachment.  “Engineering Change Orders” or “ECOs” are changes to the specifications or work scope for the Services or delays initiated by Customer.  In the event an ECO will impact the schedule, require additional Services, and/or increase the price for the Services or IBM Deliverables, IBM will provide Customer with an ECO Change Form or an IBM quote, which will set forth the estimated effect of the ECO on the schedule  Services and charges and/or prices.  Customer will respond to any such ECO Change Form or quote by providing any objections or accepting the changes.  Once an ECO Change Form or quote is accepted, if the ECO Change Form or quote contained additional Services charges, Customer will provide IBM with a purchase order for any additional Services resulting from the change and/or schedule delay.  Once ten (10) business days have passed from Customer’s receipt of the ECO Change Form or quote, IBM may stop work until all issues related to the ECO are resolved and IBM accepts any purchase order if additional Services are required.  The parties will promptly amend this Attachment to incorporate any agreed-to changes that affect the Services description and/or pricing.

6.0   ORDERS

6.1  Customer will request Services by issuing written purchase orders to IBM.  Purchase orders for Services will only specify:
a)  Customer’s purchase order number;
b)  Customer’s tax status - exempt or non-exempt;
c)  ship to location - complete address;
d)  bill to location - complete address;
e)  order from location - complete address;
f)  the applicable price for the Services.

7.0   CANCELLATION

7.1  Customer may not cancel the Services to be performed under this Attachment.  In the event of a termination of the Base Agreement and/or this Attachment, the terms and conditions of Section 13.0 of the Base Agreement will apply.

8.0   NOTICES

Pursuant to Section 15 of the Agreement, any notices hereunder will be given to the Contract Coordinators stated below.

Contract Coordinators:
Customer: Bob Djokovich Address: 1850 Ramtron Dr. Colorado Springs, CO 80921 Phone: (719)481-7202 Fax: (719)481-9294 Email: Bob.djokovich@ramtron.com	IBM: WW Contracts & Business Practices IBM Microelectronics 1000 River Street, 967Q Essex Jct. VT 05452 Fax: 802-769-3988

9.0   Confidential Information

                      ***              Neither party will disclose the terms or conditions of this Agreement without the other party’s prior written approval, except Customer may disclose the terms or conditions of this Agreement as part of Customer’s 8K disclosure to the Securities and Exchange Commission (SEC). Customer shall submit its proposed disclosure to IBM for approval prior to disclosing to the SEC, such approval not to be unreasonably withheld. For the avoidance of doubt, any such disclosure to the SEC shall not include any pricing or the contents of Part A of this Attachment.

10.0    ***

***

This Attachment and the Agreement are the complete agreement regarding the transactions covered by this Attachment and replace any prior oral or written communications between Customer and IBM with respect to such transactions.  In entering into this Attachment, neither party is relying on any representation that is not specified in the Agreement including without limitation any representations concerning: (a) estimated completion dates, hours, or charges to provide any IBM Deliverable or Service; (b) performance or function of any IBM Deliverable or system, other than as expressly warranted in the Agreement; (c) the experiences or recommendations of other parties; or (d) results or savings Customer may achieve.  Additional or different terms in any written communication from Customer, except for those written communications that the parties have expressly agreed in the Agreement to have an effect between the parties (such as the quantities and part numbers specified in a purchase order), are void.

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Confidential Information (indicated by  ***  ) has been omitted and filed separately with the Securities and Exchange Commission.

Accepted and Agreed To:

Ramtron International Corporation By: /s/ Bill Staunton Bill Staunton Authorized Signature Name: Bill Staunton Title: Chief Executive Officer Date: December 31, 2009
International Business Machines Corporation

By: /s/ Harold E. Saxton
Harold E. Saxton

Authorized Signature

Name:  Harold E. Saxton

Title: Executive Manager, MD Sales Contracts & Negotiations, IBM STG

Date:  December 31, 2009